Exhibit 99.1

Press Contact:	Investor Contact:
Meghan Fintland	Kris Newton
NetApp	NetApp
408-822-1389	408-822-3312
Meghan.Fintland@netapp.com	Kris.Newton@netapp.com

NETAPP REPORTS SECOND QUARTER FISCAL YEAR 2015 RESULTS

Net Revenues of $1.54 Billion; Non-GAAP EPS of $0.70

•	Clustered Data ONTAP® nodes shipped more than tripled year-over-year
•	Flash capacity shipped more than doubled year-over-year
•	$652 million returned to shareholders in share repurchases and cash dividends

Sunnyvale, Calif.—November 12, 2014—NetApp (NASDAQ: NTAP) today reported financial results for the second quarter of fiscal year 2015, ended October 24, 2014.

Second Quarter Financial Results
Net revenues for the second quarter of fiscal year 2015 were $1.54 billion. GAAP net income for the second quarter of fiscal year 2015 was $160 million, or $0.49 per share,1 compared to GAAP net income of $167 million, or $0.48 per share, for the comparable period of the prior year. Non-GAAP net income for the second quarter of fiscal year 2015 was $226 million, or $0.70 per share,2 compared to non-GAAP net income of $232 million, or $0.66 per share, for the comparable period of the prior year.

Cash, Cash Equivalents and Investments
NetApp ended the second quarter of fiscal year 2015 with $5.27 billion of total cash, cash equivalents and investments and during the quarter generated $381 million in cash from operations. The company returned $652 million to shareholders during the quarter through share repurchases and a cash dividend. The next dividend in the amount of $0.165 per share will be paid on January 22, 2015, to shareholders of record as of the close of business on January 9, 2015.

“We are pleased with our performance in the second quarter with revenue and non-GAAP EPS coming in above the mid-point of our guidance range,” said Tom Georgens, chairman and CEO. “We have dramatically expanded the NetApp portfolio at an unprecedented pace. Our best of breed solutions not only solve the challenges enterprises face today, but ensure a seamless path to the hybrid cloud that enables customers to effectively manage their data across multiple cloud resources.”

Q3 Fiscal Year 2015 Outlook
The Company provided the following financial guidance for the third quarter of fiscal year 2015:
•	Net revenues are expected to be in the range of $1.56 billion to $1.66 billion
•	GAAP earnings per share is expected to be in the range of $0.52 to $0.57 per share
•	Non-GAAP earnings per share is expected to be in the range of $0.74 to $0.79 per share

Business Highlights
•	NetApp® Delivers New Products:
-
First Shipments of FlashRay Systems. FlashRay™, the purpose-built all-flash storage array, is now shipping with the NetApp Mars™ operating system which improves the performance, efficiency and manageability of all-flash storage architectures used in enterprise application environments.

-
Object Storage for the Hybrid Cloud. StorageGRID® Webscale object storage software helps organizations leverage the hybrid cloud and manage massive data-sets with reduced cost and secure data management.

-
Software Defined Storage Accelerates and Improves Cloud Performance. New OnCommand® software enables improved monitoring of data center trends across environments. Flash-optimized FlexPod with VMware Horizon View for end-user computing helps reduce implementation risk and accelerate desktop deployments with a validated architecture.

•	NetApp Strengthens Partnerships:
-	Extends Alignment with VMware. NetApp and VMware continue their commitment to work together to accelerate hybrid cloud deployment and enables customers to better manage data across any cloud.

•	NetApp Recognition and Awards:
-
#3 World’s Best Multinational Workplace. Innovation and teamwork give NetApp a competitive differentiator that enables the company to meet customers’ most challenging storage and data management needs.

-
Best of Show for Flash Innovation. NetApp was awarded Best of Show Most Innovative Flash Memory Customer Implementation for its EF-Series all-flash-array deployment at Diamond Light Source. NetApp was also selected by IT pros in the annual SSD survey as the Market Leader favorite for all-flash NAS SSD.

Webcast and Conference Call Information
NetApp will host a conference call to discuss these results today at 2:30 p.m. Pacific Time. To access the live webcast of this event, visit the NetApp Investor Relations website at investors.netapp.com. In addition, this press release, historical supplemental data tables and other information related to the call will be posted on the Investor Relations website. An audio replay will also be available on the website after 4:30 p.m. Pacific Time today.

About NetApp
Leading organizations worldwide count on NetApp for software, systems and services to manage and store their data. Customers value our teamwork, expertise and passion for helping them succeed now and into the future.

“Safe Harbor” Statement Under U.S. Private Securities Litigation Reform Act of 1995
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include all of the statements under the Q3 Fiscal Year 2015 Outlook section relating to the financial guidance for the third quarter of fiscal year 2015 and statements regarding the benefits to us and our customers of our products and partnerships, including those statements under the Business Highlights section. All of these forward-looking statements involve risk and uncertainty. Actual results may differ materially from these statements for a variety of reasons, including, without limitation, general economic and market conditions, changes in U.S. government spending, revenue seasonality, and matters specific to our business, such as customer demand for and acceptance of our products and services and changes in storage consumption models. These and other equally important factors are described in reports and documents we file from time to time with the Securities and Exchange Commission (SEC), including the factors described under the sections titled “Risk Factors” in our most recently submitted Annual and Quarterly Reports on Forms 10-K and 10-Q, respectively. We disclaim any obligation to update information contained in these forward-looking statements whether as a result of new information, future events, or otherwise.

###

NetApp, the NetApp logo, Data ONTAP, FlashRay, FlexPod, Mars, OnCommand and StorageGRID are trademarks or registered trademarks of NetApp, Inc. in the United States and/or other countries. All other marks are the property of their respective owners.

1GAAP earnings per share is calculated using the diluted number of shares for all periods presented.
2Non-GAAP net income excludes, when applicable, the amortization of intangible assets, stock-based compensation, acquisition-related income and expenses, restructuring and other charges, asset impairments, non-cash interest expense associated with our debt, net losses or gains on investments, and our GAAP tax provision, but includes a non-GAAP tax provision based upon a projected annual non-GAAP effective tax rate for the first three quarters of the fiscal year and an actual non-GAAP tax provision for the fourth quarter of the fiscal year. Effective the first quarter of fiscal 2015, the non-GAAP tax provision also excludes, when applicable, (a) tax charges or benefits in the current period that relate to one or more prior fiscal periods that are a result of events such as changes in tax legislation, authoritative guidance, income tax audit settlements and/or court decisions, (b) tax charges or benefits that are attributable to unusual or non-reoccurring book and/or tax accounting method changes, (c) tax charges that are a result of a non-routine foreign cash repatriation, (d) tax charges or benefits that are a result of infrequent restructuring of the Company’s tax structure, (e) tax charges or benefits that are a result of a change in valuation allowance, and (f) the impact of a temporary lapse of tax law, such as the federal research credit, if such extensions have routinely been granted based on past legislative history and are expected to be reinstated in the near future. Non-GAAP earnings per share is calculated using the diluted number of share for all periods presented. A detailed reconciliation of our non-GAAP to GAAP results can be found at http://investors.netapp.com.

NetApp Usage of Non-GAAP Financials
The Company refers to the non-GAAP financial measures in making operating decisions because they provide meaningful supplemental information regarding the Company's ongoing operational performance. Non-GAAP net income excludes, when applicable, the amortization of intangible assets, stock-based compensation, acquisition-related income and expenses, restructuring and other charges, asset impairments, non-cash interest expense associated with our debt, net losses or gains on investments, and our GAAP tax provision, but includes a non-GAAP tax provision based upon our projected annual non-GAAP effective tax rate for the first three quarters of the fiscal year and an actual non-GAAP tax provision for the fourth quarter of the fiscal year. Effective the first quarter of fiscal 2015, the non-GAAP tax provision also excludes, when applicable, (a) tax charges or benefits in the current period that relate to one or more prior fiscal periods that are a result of events such as changes in tax legislation, authoritative guidance, income tax audit settlements, and/or court decisions, (b) tax charges or benefits that are attributable to unusual or non-reoccurring book and/or tax accounting method changes, (c) tax charges that are a result of a non-routine foreign cash repatriation, (d) tax charges or benefits that are a result of infrequent restructuring of the Company’s tax structure, (e) tax charges or benefits that are a result of a change in valuation allowance, and (f) the impact of a temporary lapse of tax law, such as the federal research credit, if such extensions have routinely been granted based on past legislative history and are expected to be reinstated in the near future.

We have excluded these items in order to enhance investors’ understanding of our ongoing operations. The use of these non-GAAP financial measures has limitations and they should not solely be used to evaluate our Company without reference to their corresponding GAAP financial measures. As such, we provide both non-GAAP financial measures in conjunction with GAAP financial measures.

These non-GAAP financial measures are used to: (1) measure Company performance against historical results, (2) facilitate comparisons to our competitors’ operating results, and (3) allow greater transparency with respect to information used by management in financial and operational decision making. In addition, these non-GAAP financial measures are used to measure Company performance for the purposes of determining employee incentive plan compensation.

NETAPP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)
(Unaudited)

	October 24, 2014	April 25, 2014

ASSETS

Current assets:
Cash, cash equivalents and investments	$5,269.4	$5,003.3
Accounts receivable, net	632.7	855.9
Inventories	107.6	122.4
Other current assets	479.4	489.7
Total current assets	6,489.1	6,471.3

Property and equipment, net	1,081.7	1,108.8
Goodwill and purchased intangible assets, net	1,080.6	1,109.6
Other non-current assets	526.1	529.5
Total assets	$9,177.5	$9,219.2

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$210.3	$247.0
Accrued compensation and other current liabilities	648.6	793.8
Short-term deferred revenue	1,632.1	1,653.8
Total current liabilities	2,491.0	2,694.6

Long-term debt	1,494.4	995.5
Other long-term liabilities	315.9	296.2
Long-term deferred revenue	1,414.9	1,446.4
Total liabilities	5,716.2	5,432.7

Stockholders' equity	3,461.3	3,786.5
Total liabilities and stockholders' equity	$9,177.5	$9,219.2

NETAPP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	October 24, 2014	October 25, 2013	October 24, 2014	October 25, 2013

Revenues:
Product	$929.1	$955.3	$1,811.7	$1,886.1
Software entitlements and maintenance	224.2	231.8	445.5	460.3
Service	389.2	362.8	774.5	719.7
Net revenues	1,542.5	1,549.9	3,031.7	3,066.1

Cost of revenues:
Cost of product	401.8	423.3	796.0	873.2
Cost of software entitlements and maintenance	8.6	7.5	16.8	15.0
Cost of service	149.6	153.9	298.3	303.1
Total cost of revenues	560.0	584.7	1,111.1	1,191.3
Gross profit	982.5	965.2	1,920.6	1,874.8

Operating expenses:
Sales and marketing	488.0	479.5	968.2	947.3
Research and development	229.0	228.2	457.0	456.3
General and administrative	73.0	69.5	143.0	137.9
Restructuring and other charges	-	1.1	-	49.5
Total operating expenses	790.0	778.3	1,568.2	1,591.0

Income from operations	192.5	186.9	352.4	283.8

Other income/(expense), net:
Interest income	8.1	8.5	16.4	18.5
Interest expense	(10.9)	(6.5)	(19.9)	(23.0)
Other income (expense), net	(0.8)	3.3	(0.3)	5.2
Total other income/(expense), net	(3.6)	5.3	(3.8)	0.7

Income before income taxes	188.9	192.2	348.6	284.5

Provision for income taxes	29.1	25.4	100.4	36.1

Net income	$159.8	$166.8	$248.2	$248.4

Net income per share:
Basic	$0.50	$0.49	$0.77	$0.72

Diluted	$0.49	$0.48	$0.76	$0.70

Shares used in net income per share calculations:
Basic	318.1	340.7	320.8	345.8

Diluted	323.5	349.1	326.3	354.5

Cash dividends declared per share	$0.165	$0.150	$0.330	$0.300

NETAPP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)
	Three Months Ended		Six Months Ended
	October 24, 2014	October 25, 2013	October 24, 2014	October 25, 2013

Cash flows from operating activities:
Net income	$159.8	$166.8	$248.2	$248.4
Adjustments to reconcile net income to net cash provided
by operating activities:
Depreciation and amortization	77.6	82.5	155.1	168.4
Stock-based compensation	67.8	67.6	130.1	133.9
Excess tax benefit from stock-based compensation	(6.8)	(9.4)	(49.4)	(9.5)
Other, net	4.2	11.1	49.9	(16.1)
Changes in assets and liabilities, net of acquired businesses:
Accounts receivable	(49.1)	(55.9)	222.4	209.3
Inventories	(3.2)	0.7	14.9	23.6
Accounts payable	30.2	(2.9)	(32.1)	(40.8)
Accrued compensation and other current liabilities	90.6	73.0	(136.5)	(102.4)
Deferred revenue	(18.3)	(13.3)	(44.8)	(67.6)
Changes in other operating assets and liabilities, net	28.6	42.3	39.1	101.1
Net cash provided by operating activities	381.4	362.5	596.9	648.3
Cash flows from investing activities:
Redemptions of investments, net	169.9	282.1	361.1	672.1
Purchases of property and equipment	(51.1)	(42.2)	(109.5)	(107.5)
Other investing activities, net	(1.1)	2.2	(0.9)	3.4
Net cash provided by investing activities	117.7	242.1	250.7	568.0
Cash flows from financing activities:
Issuance of common stock	42.8	52.4	71.2	123.9
Repurchase of common stock and forward contract	(600.0)	(150.5)	(718.9)	(1,000.0)
Excess tax benefit from stock-based compensation	6.8	9.4	49.4	9.5
Repayment of debt	-	-	-	(1,264.9)
Issuance of long-term debt, net	-	-	494.7	-
Dividends paid	(52.1)	(51.3)	(105.5)	(102.7)
Other financing activities, net	(1.7)	(15.2)	(3.5)	(5.7)
Net cash used in financing activities	(604.2)	(155.2)	(212.6)	(2,239.9)

Effect of exchange rate changes on cash and cash equivalents	(21.3)	14.3	(20.8)	7.0

Net increase (decrease) in cash and cash equivalents	(126.4)	463.7	614.2	(1,016.6)
Cash and cash equivalents:
Beginning of period	3,031.6	1,796.8	2,291.0	3,277.1
End of period	$2,905.2	$2,260.5	$2,905.2	$2,260.5

NETAPP, INC.
SUPPLEMENTAL DATA
(In millions except net income per share, percentages, DSO and Inventory Turns)
(Unaudited)

	Q2 FY’15	Q1 FY’15	Q2 FY’14
Revenues
Product Revenue	$929.1	$882.6	$955.3
Software Entitlements & Maintenance Revenue (SEM)	224.2	221.3	231.8
Service Revenue:	389.2	385.3	362.8
Hardware Maintenance Support Contracts Revenue	311.0	302.8	276.4
Professional & Other Services Revenue	78.2	82.5	86.4
Net Revenues	$1,542.5	$1,489.2	$1,549.9

Branded and OEM Revenues
	Q2 FY’15	Q1 FY’15	Q2 FY’14
Branded Revenue	$1,423.9	$1,360.5	$1,398.8
OEM Revenue	118.6	128.7	151.1
Net Revenues	$1,542.5	$1,489.2	$1,549.9

Branded revenue includes revenue from all products and services sold directly by us or our partners under the NetApp brand, including NetApp branded E-Series products and solutions.
OEM revenue comprises revenue from the sale of our products by other companies under their brands and includes revenue from IBM, Fujitsu, and other E-Series OEM relationships.

Geographic Mix
	% of Q2 FY'15 Revenue	% of Q1 FY'15 Revenue	% of Q2 FY’14 Revenue
Americas	59%	56%	58%
Americas Commercial	42%	44%	42%
U.S. Public Sector	17%	12%	16%
EMEA	28%	30%	29%
Asia Pacific	13%	14%	13%

Pathways Mix
	% of Q2 FY'15 Revenue	% of Q1 FY'15 Revenue	% of Q2 FY’14 Revenue
Direct	20%	21%	17%
Indirect	80%	79%	83%

Direct revenue are those sold through our direct sales force. Indirect revenues include those sold through value-added resellers, system integrators, OEMs and distributors.
Indirect revenue reflects order fulfillment and is not reflective of who is responsible for the customer relationship.

Non-GAAP Gross Margins
	Q2 FY’15	Q1 FY’15	Q2 FY’14
Non-GAAP Gross Margin	65.0%	64.3%	63.6%
Product	58.4%	57.1%	57.3%
Software Entitlements & Maintenance (SEM)	96.2%	96.3%	96.8%
Service	62.7%	62.7%	58.9%

Non-GAAP Income from Operations, Income before Income Taxes & Effective Tax Rate
	Q2 FY’15	Q1 FY’15	Q2 FY’14
Non-GAAP Income from Operations	$274.8	$236.7	$270.5
% of Net Revenue	17.8%	15.9%	17.5%
Non-GAAP Income before Income Taxes	$271.2	$236.5	$275.8
Non-GAAP Effective Tax Rate	16.5%	16.5%	16.1%

Non-GAAP Net Income
	Q2 FY’15	Q1 FY’15	Q2 FY’14
Non-GAAP Net Income	$226.4	$197.5	$231.5
Weighted Average Common Shares Outstanding, Diluted	323.5	329.1	349.1
Non-GAAP Net Income per Share, Diluted	$0.70	$0.60	$0.66

Select Balance Sheet Items
	Q2 FY’15	Q1 FY’15	Q2 FY’14
Deferred Revenue	$3,047.0	$3,076.3	$2,931.9
DSO (days)	37	36	35
Inventory Turns	20	20	20

Days sales outstanding (DSO) is defined as accounts receivable, net divided by net revenues, multiplied by the number of days in the quarter.
Inventory turns is defined as annualized non-GAAP cost of revenues divided by net inventories.

Select Cash Flow Statement Items
	Q2 FY’15	Q1 FY’15	Q2 FY’14
Net Cash Provided by Operating Activities	$381.4	$215.5	$362.5
Purchases of Property and Equipment	$51.1	$58.4	$42.2
Free Cash Flow	$330.3	$157.1	$320.3
Free Cash Flow as % of Total Revenue	21.4%	10.5%	20.7%

Free cash flow is a non-GAAP measure and is defined as net cash provided by operating activities less purchases of property and equipment.
Some items may not add or recalculate due to rounding.

NETAPP, INC.
RECONCILIATION OF NON-GAAP TO GAAP
INCOME STATEMENT INFORMATION
(In millions, except net income per share amounts)

	Q2'FY15	Q1'FY15	Q2'FY14

NET INCOME	$159.8	$88.4	$166.8
Adjustments:
Amortization of intangible assets	14.5	14.5	14.9
Stock-based compensation	67.8	62.3	67.6
Restructuring and other charges	-	-	1.1
Income tax effect of non-GAAP adjustments	(15.7)	(15.1)	(18.9)
Settlement of income tax audit	-	47.4	-
NON-GAAP NET INCOME	$226.4	$197.5	$231.5

COST OF REVENUES	$560.0	$551.1	$584.7
Adjustments:
Amortization of intangible assets	(14.2)	(14.3)	(14.3)
Stock-based compensation	(5.6)	(5.9)	(5.6)
NON-GAAP COST OF REVENUES	$540.2	$530.9	$564.8

COST OF PRODUCT REVENUES	$401.8	$394.2	$423.3
Adjustments:
Amortization of intangible assets	(13.7)	(13.7)	(13.8)
Stock-based compensation	(1.6)	(1.5)	(1.4)
NON-GAAP COST OF PRODUCT REVENUES	$386.5	$379.0	$408.1

COST OF SERVICE REVENUES	$149.6	$148.7	$153.9
Adjustments:
Amortization of intangible assets	(0.5)	(0.6)	(0.5)
Stock-based compensation	(4.0)	(4.4)	(4.2)
NON-GAAP COST OF SERVICE REVENUES	$145.1	$143.7	$149.2

GROSS PROFIT	$982.5	$938.1	$965.2
Adjustments:
Amortization of intangible assets	14.2	14.3	14.3
Stock-based compensation	5.6	5.9	5.6
NON-GAAP GROSS PROFIT	$1,002.3	$958.3	$985.1

SALES AND MARKETING EXPENSES	$488.0	$480.2	$479.5
Adjustments:
Amortization of intangible assets	(0.3)	(0.2)	(0.6)
Stock-based compensation	(30.4)	(27.0)	(31.1)
NON-GAAP SALES AND MARKETING EXPENSES	$457.3	$453.0	$447.8

RESEARCH AND DEVELOPMENT EXPENSES	$229.0	$228.0	$228.2
Adjustment:
Stock-based compensation	(21.2)	(21.5)	(21.6)
NON-GAAP RESEARCH AND DEVELOPMENT EXPENSES	$207.8	$206.5	$206.6

GENERAL AND ADMINISTRATIVE EXPENSES	$73.0	$70.0	$69.5
Adjustment:
Stock-based compensation	(10.6)	(7.9)	(9.3)
NON-GAAP GENERAL AND ADMINISTRATIVE EXPENSES	$62.4	$62.1	$60.2

NETAPP, INC.
RECONCILIATION OF NON-GAAP TO GAAP
INCOME STATEMENT INFORMATION
(In millions, except net income per share amounts)

	Q2'FY15	Q1'FY15	Q2'FY14

RESTRUCTURING AND OTHER CHARGES	$-	$-	$1.1
Adjustment:
Restructuring and other charges	-	-	(1.1)
NON-GAAP RESTRUCTURING AND OTHER CHARGES	$-	$-	$-

OPERATING EXPENSES	$790.0	$778.2	$778.3
Adjustments:
Amortization of intangible assets	(0.3)	(0.2)	(0.6)
Stock-based compensation	(62.2)	(56.4)	(62.0)
Restructuring and other charges	-	-	(1.1)
NON-GAAP OPERATING EXPENSES	$727.5	$721.6	$714.6

INCOME FROM OPERATIONS	$192.5	$159.9	$186.9
Adjustments:
Amortization of intangible assets	14.5	14.5	14.9
Stock-based compensation	67.8	62.3	67.6
Restructuring and other charges	-	-	1.1
NON-GAAP INCOME FROM OPERATIONS	$274.8	$236.7	$270.5

INCOME BEFORE INCOME TAXES	$188.9	$159.7	$192.2
Adjustments:
Amortization of intangible assets	14.5	14.5	14.9
Stock-based compensation	67.8	62.3	67.6
Restructuring and other charges	-	-	1.1
NON-GAAP INCOME BEFORE INCOME TAXES	$271.2	$236.5	$275.8

PROVISION FOR INCOME TAXES	$29.1	$71.3	$25.4
Adjustment:
Income tax effect of non-GAAP adjustments	15.7	15.1	18.9
Settlement of income tax audit	-	(47.4)	-
NON-GAAP PROVISION FOR INCOME TAXES	$44.8	$39.0	$44.3

NET INCOME PER SHARE	$0.49	$0.27	$0.48
Adjustments:
Amortization of intangible assets	0.04	0.04	0.04
Stock-based compensation	0.21	0.19	0.19
Restructuring and other charges	-	-	-
Income tax effect of non-GAAP adjustments	(0.05)	(0.04)	(0.05)
Settlement of income tax audit	-	0.14	-
NON-GAAP NET INCOME PER SHARE	$0.70	$0.60	$0.66

RECONCILIATION OF NON-GAAP TO GAAP
GROSS MARGIN
($ in millions)

	Q2'FY15	Q1'FY15	Q2'FY14

Gross margin-GAAP	63.7%	63.0%	62.3%
Cost of revenues adjustments	1.3%	1.4%	1.3%
Gross margin-Non-GAAP	65.0%	64.3%	63.6%

GAAP cost of revenues	$560.0	$551.1	$584.7
Cost of revenues adjustments:
Amortization of intangible assets	(14.2)	(14.3)	(14.3)
Stock-based compensation	(5.6)	(5.9)	(5.6)
Non-GAAP cost of revenues	$540.2	$530.9	$564.8

Revenues	$1,542.5	$1,489.2	$1,549.9

RECONCILIATION OF NON-GAAP TO GAAP
PRODUCT GROSS MARGIN
($ in millions)

	Q2'FY15	Q1'FY15	Q2'FY14

Product gross margin-GAAP	56.8%	55.3%	55.7%
Cost of product revenues adjustments	1.6%	1.7%	1.6%
Product gross margin-Non-GAAP	58.4%	57.1%	57.3%

GAAP cost of product revenues	$401.8	$394.2	$423.3
Cost of product revenues adjustments:
Amortization of intangible assets	(13.7)	(13.7)	(13.8)
Stock-based compensation	(1.6)	(1.5)	(1.4)
Non-GAAP cost of product revenues	$386.5	$379.0	$408.1

Product revenues	$929.1	$882.6	$955.3

RECONCILIATION OF NON-GAAP TO GAAP
SERVICES GROSS MARGIN
($ in millions)

	Q2'FY15	Q1'FY15	Q2'FY14

Services gross margin-GAAP	61.6%	61.4%	57.6%
Cost of service revenues adjustments	1.2%	1.3%	1.3%
Services gross margin-Non-GAAP	62.7%	62.7%	58.9%

GAAP cost of service revenues	$149.6	$148.7	$153.9
Cost of service revenues adjustments:
Amortization of intangible assets	(0.5)	(0.6)	(0.5)
Stock-based compensation	(4.0)	(4.4)	(4.2)
Non-GAAP cost of service revenues	$145.1	$143.7	$149.2

Service revenues	$389.2	$385.3	$362.8

RECONCILIATION OF NON-GAAP TO GAAP
EFFECTIVE TAX RATE

	Q2'FY15	Q1'FY15	Q2'FY14

GAAP effective tax rate	15.4%	44.6%	13.2%
Adjustments:
Tax effect of non-GAAP adjustments	1.1%	(8.1%)	2.8%
Settlement of income tax audit	-	(20.0%)	-
Non-GAAP effective tax rate	16.5%	16.5%	16.1%

RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES
TO FREE CASH FLOW (NON-GAAP)
(In millions)

	Q2'FY15	Q1'FY15	Q2'FY14
Net cash provided by operating activities	$381.4	$215.5	$362.5
Purchases of property and equipment	(51.1)	(58.4)	(42.2)
Free cash flow	$330.3	$157.1	$320.3

INVENTORY TURNS AND RECONCILIATION OF NON-GAAP TO GAAP
COST OF REVENUES USED IN INVENTORY TURNS
(In millions, except annualized inventory turns)

	Q2'FY15	Q1'FY15	Q2'FY14
Annualized inventory turns- GAAP	21	21	20
Cost of revenues adjustments	(1)	(1)	-
Annualized inventory turns-Non-GAAP	20	20	20

GAAP cost of revenues	$560.0	$551.1	$584.7
Cost of revenues adjustments:
Amortization of intangible assets	(14.2)	(14.3)	(14.3)
Stock-based compensation	(5.6)	(5.9)	(5.6)
Non-GAAP cost of revenues	$540.2	$530.9	$564.8

Inventory	$107.6	$104.2	$115.9

Some items may not add or recalculate due to rounding.

NETAPP, INC.
RECONCILIATION OF NON-GAAP GUIDANCE TO GAAP
EXPRESSED AS EARNINGS PER SHARE
THIRD QUARTER FISCAL 2015

Third Quarter
Fiscal 2015

Non-GAAP Guidance - Net Income Per Share	$0.74 - $0.79

Adjustments of Specific Items to
Net Income Per Share for the Third
Quarter Fiscal 2015:

Amortization of intangible assets	(0.05)
Stock-based compensation expense	(0.22)
Income tax effect of non-GAAP adjustments	0.05
Total Adjustments	(0.22)

GAAP Guidance - Net Income Per Share	$0.52 - $0.57